FIFTH AMENDMENT TO
                              FORBEARANCE AGREEMENT

        THIS FIFTH AMENDMENT TO FORBEARANCE AGREEMENT (hereinafter, this "Fifth Forbearance Agreement Amendment") is entered as of March 31, 1999 between PLUMA, INC., a North Carolina corporation (the "Borrower") and NATIONSBANK, N.A., as Agent for and on behalf of the Lenders (the "Agent"). Capitalized terms used herein and not otherwise defined or designated herein shall have the respective meanings given to them in the Credit Agreement (defined below).

                                    RECITALS

        WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Credit Agreement dated as of April 23, 1998, as amended by that certain First Amendment to Credit Agreement and Waiver between the Borrower and the Agent for and on behalf of the Lenders dated as of August 27, 1998, by that certain Second Amendment to Credit Agreement between the Borrower and the Agent for and on behalf of the Lenders dated as of September 30, 1998, by that certain Third Amendment to Credit Agreement between the Borrower and the Agent for and on behalf of the Lenders dated as of November 16, 1998, by that certain Fourth Amendment to Credit Agreement between the Borrower and the Agent for and on behalf of the Lenders dated as of December 11, 1998, by that certain Fifth Amendment to Credit Agreement between the Borrower and the Agent for and on behalf of the Lenders dated as of December 31, 1998, by that certain Sixth Amendment to Credit Agreement between the Borrower and the Agent for and on behalf of the Lenders dated as of January 29, 1999, by that certain Seventh Amendment to Credit Agreement between the Borrower and the Agent for and on behalf of the Lenders dated as of March 1, 1999, and by that certain Eighth Amendment to Credit Agreement between the Borrower and the Agent for and on behalf of the Lenders dated as of March 15, 1999 (as further amended, modified, supplemented, extended or restated from time to time, the "Credit Agreement");

        WHEREAS, the Borrower and the Agent for and on behalf of the Lenders are parties to that certain Forbearance Agreement dated as of November 16, 1998, as amended by that certain Amendment to Forbearance Agreement between the Borrower and the Agent for and on behalf of the Lenders dated as of December 31, 1998, by a Second Amendment to Forbearance Agreement between the Borrower and the Agent for and on behalf of the Lenders dated as of January 29, 1999, by a Third Amendment to Forbearance Agreement between the Borrower and the Agent for and on behalf of the Lenders dated as of March 1, 1999, and by a Fourth Amendment to Forbearance Agreement between the Borrower and the Agent for and on behalf of the Lenders dated as of March 15, 1999 (as further amended, modified, supplemented, extended or restated from time to time, the "Forbearance Agreement");

        WHEREAS, the Borrower has informed the Lenders that it believes that in addition to the previously identified Acknowledged Events of Default (as defined the Forbearance Agreement), as of the fiscal quarter ended March 31, 1999 the following Events of Default have occurred and are continuing under the Credit Agreement (collectively the "Additional Acknowledged Events of


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Default"): (1) the Consolidated Parties have exceeded the maximum Funded
Indebtedness to Capitalization Ratio permitted by Section 7.11(a) of the Credit Agreement, (2) the Consolidated Parties have failed to maintain the minimum Fixed Charge Coverage Ratio required by Section 7.11(b) of the Credit Agreement,
(3) the Consolidated Parties have exceeded the maximum Leverage Ratio permitted by Section 7.11(c) of the Credit Agreement, (4) the Consolidated Parties have failed to maintain the minimum Consolidated Net Worth required by Section 7.11(d) of the Credit Agreement, and (5) the Consolidated Parties have failed to maintain the minimum Consolidated EBITDA required by Section 7.11(e) of the Credit Agreement;

        WHEREAS, the Borrower has informed the Lenders that it anticipates that the following additional Events of Default will exist under the Credit Agreement as of the fiscal quarter ending June 30, 1999, (collectively the "Acknowledged Anticipated Events of Default"): (1) the Consolidated Parties will have exceeded the maximum Funded Indebtedness to Capitalization Ratio permitted by Section 7.11(a) of the Credit Agreement, (2) the Consolidated Parties will have failed to maintain the minimum Fixed Charge Coverage Ratio required by Section 7.11(b) of the Credit Agreement, (3) the Consolidated Parties will have exceeded the maximum Leverage Ratio permitted by Section 7.11(c) of the Credit Agreement, (4) the Consolidated Parties will have failed to maintain the minimum Consolidated Net Worth required by Section 7.11(d) of the Credit Agreement, and (5) the Consolidated Parties will have failed to maintain the minimum Consolidated EBITDA required by Section 7.11(e) of the Credit Agreement;

        WHEREAS, the Borrower has requested that the Lenders agree to amend the Forbearance Agreement to: (i) forbear exercising their rights and remedies arising from the Additional Acknowledged Events of Default and the Acknowledged Anticipated Events of Default until the Forbearance Termination Date (as defined in the Forbearance Agreement) and (ii) extend the Forbearance Termination Date to September 30, 1999. The Agent, on behalf of the Lenders, has agreed to do so, but only upon the terms and conditions set forth herein; and

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Forbearance Termination Date. The Forbearance Agreement is hereby amended so that the Forbearance Termination Date is extended to September 30, 1999.

        2. Acknowledged Events of Default. The Forbearance Agreement is hereby amended so that the term "Acknowledged Events of Default" shall include the Additional Acknowledged Events of Default and the Acknowledged Anticipated Events of Default.

        3. Permanent CEO. On or before April 30, 1999, the Borrower shall have retained a full-time Chief Executive Officer who has extensive experience and a good reputation in the United States textile industry as a senior executive.

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        4. Special Reporting Requirements. In addition to the reporting requirements set forth in Section 7.1 of the Credit Agreement, during the period beginning on the date hereof and ending on the Forbearance Termination Date (the "Forbearance Period"), the Borrower shall provide to the Agent the following in form satisfactory to the Agent:

               (a) Cash Flow Reconciliations. Commencing on Thursday, April 8, 1999, and continuing on Thursday of each week thereafter, a true and accurate reconciliation report, reflecting a detailed comparison between the Consolidated Parties= actual cash flow computations through the end of the previous week and that projected through such week in the 29 week cash flow forecast provided to the Agent on or about March 22, 1999 in accordance with paragraph 2 of the March 15, 1999 Fourth Amendment to Forbearance Agreement.

               (b) Monthly Reports. As soon as available, and in any event within 30 days after the close of each fiscal month, a consolidated balance sheet and income statement of the Consolidated Parties as of the end of such month.

               (c) Payables Agings. Commencing on Thursday, April 8, 1999, and continuing on Thursday of each week thereafter, a true and accurate accounts payable aging report for the Borrower's fifty largest (in terms of aggregate amount owed) suppliers of goods or services.

               (d) Inventory Liquidation Plan. Commencing on Thursday, April 8, 1999, and continuing on Thursday of each week thereafter, a true and accurate reconciliation report, reflecting a detailed comparison between the Borrower's actual progress toward liquidating excess or ineligible Inventory versus the Borrower's 1999 business plan provided to the Agent and the Lenders on or about March 5, 1999 (the "Revised 1999 Business Plan").

               (e) FLR Liquidation Plan. Commencing on Thursday, April 8, 1999, and continuing on Thursday of each week thereafter, a true and accurate reconciliation report, reflecting a detailed comparison between the Borrower's actual progress toward liquidating its F. L. Robinson division versus the Revised 1999 Business Plan.

               (f) Shift in Production. Commencing on Thursday, April 8, 1999, and continuing on Thursday of each week thereafter, a true and accurate reconciliation report, reflecting a detailed comparison between the Borrower's actual progress toward moving certain production facilities to Mexico versus the Revised 1999 Business Plan.

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

        5. Forbearance Period Covenants: Notwithstanding anything in the Credit Agreement to the contrary:

               (a) Capital Expenditures. The Credit Parties will not permit Consolidated Capital Expenditures to exceed $200,000 in the aggregate in any calendar month during the Forbearance Period or to exceed $618,000 in the aggregate for the entire Forbearance Period.

               (b) Net Sales. The Credit Parties will not permit the Consolidated Parties' net sales to be less than $7,200,000 in any three-week period.

               (c) Minimum Change in Cash: During the Forbearance Period, the Credit Parties (i) will not permit the Consolidated Parties' aggregate cash receipts less aggregate cash disbursements ("Change in Cash") to be less than or equal to ($1,800,000) in any week, and (ii) will not permit Change in Cash to be negative for each of any three consecutive weeks.

               (d) Minimum EBITDA. The Credit Parties will cause Consolidated EBITDA from April 1, 1999 to be (i) greater than or equal to $3,013,000 through May 31, 1999 and (ii) greater than or equal to $5,618,000 through July 31, 1999.

               (e) Maximum Trade Payables. The Credit Parties will not permit their aggregate outstanding amount of payables of the types shown on the payables aging that Borrower supplied to the Agent on or about March 25, 1999 to exceed $16,400,000.

        6. Revised Year 2000 Plan. On or before July 31, 1999, the Borrower shall provide an updated business plan and budget for the fiscal year 2000, which plan and budget shall include an analysis of a potential sale of the Stardust Assets.

        7. Lender Warrants. Unless the Loans are paid in full and the Commitments terminated, the Borrower, within 45 days of receiving a written request for the issuance of Lender Warrants from the Agent on behalf of the Required Lenders, shall issue to the Lenders warrants (the "Lender Warrants") representing 10% of the fully diluted common equity of the Borrower (or such lesser percentage as may be dictated by the decision of one or more Lenders to refuse Lender Warrants) and having the following characteristics:

               (a) Terms. The Lender Warrants shall have a strike price of $.01 per share, be freely assignable, incorporate anti-dilution provisions acceptable to the Lenders and be exercisable in accordance with the following vesting schedule:

               Date                 Percentage Vesting
               ----                 ------------------
               Issuance                     25%
               9/30/99                      50%
               3/31/00                      75%
               9/30/00                     100%


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               (b) Allocation. The Lender Warrants shall be divided among the
        Lenders on a pro rata basis based on each Lender=s Commitments on the date of issuance, provided that no Lender may hold Lender Warrants corresponding to more than 4.9% of the fully diluted common equity of the Borrower. In addition, any Lender may elect not to take Lender Warrants, which election shall not affect the number of Lender Warrants to which the other Lenders shall be entitled.

               (c) Calls; Clawbacks. Prior to exercise, (i) the Borrower shall have the right to call the Lender Warrants for a price of $5.00 per share through December 31, 1999 and $10.00 per share thereafter and (ii) in the event that (A) the Loans are paid in full and (B) the Commitments are terminated, each Lender accepting warrants shall forfeit a percentage of its Lender Warrants then held in accordance with the following schedule:

               Repayment in full by         Percentage forfeited
                      9/30/99               75%
                      3/31/00               50%
                      9/30/00               25%

               (d) Acknowledgment. The Borrower hereby acknowledges that acceptance of Lender Warrants by any Lender does not constitute and should not be deemed to constitute a waiver by such Lender or any other Lender of any claims against any Person.

               (e) Further Assurances. The Borrower shall execute and deliver, or cause to be executed and delivered, such documents, agreements or opinions as the Agent reasonably deems necessary to confirm the legality and enforceability of the Lender Warrants.

        8. Amendment to Credit Agreement. Simultaneously with the execution of this Fifth Forbearance Agreement Amendment, the Borrower shall execute and deliver to the Agent, on behalf of the Lenders, a Ninth Amendment to Credit Agreement (the "Ninth Amendment") in form of that attached hereto as Exhibit A.

        9. Fifth Forbearance Agreement Amendment Fees. In consideration of the willingness of the Agent, on behalf of the Lenders, to enter this Fifth Forbearance Agreement Amendment, the Borrower, simultaneously with the execution of this Agreement, shall pay to the Agent for the account of each Lender a fee in an amount equal to .15% of such Lender's Commitment immediately prior to the execution of the Ninth Amendment (collectively, the "Fifth Forbearance Agreement Amendment Fees").

        10. Conditions Precedent. As conditions precedent to the effectiveness of this Fifth Forbearance Agreement Amendment, on or before the date hereof:

               (a) The Agent shall have received original duly executed counterparts of this Fifth Forbearance Agreement Amendment duly executed by the Credit Parties and the Agent;

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
               (b) The Borrower shall have executed and delivered to the Agent the Ninth Amendment;

               (c) The Agent, on behalf of the Lenders, shall have received the Fifth Forbearance Agreement Amendment Fees; and

               (d) The Borrower shall have delivered to the Agent an opinion of counsel to the Borrower in form and substance satisfactory to the Agent as to the due authorization, execution, delivery and enforceability of this Fifth Forbearance Agreement Amendment and the Ninth Amendment.

               (e) The Borrower shall have delivered to the Agent an updated incumbency certificate of the Borrower certified by a secretary or assistant secretary to be true and correct as of the date hereof.

        11. Limited Modification Only. Except as specifically modified hereby, the terms and conditions of the Forbearance Agreement remain in full force and effect.

        12. Release. The Borrower hereby releases the Agent, the Lenders, and the Agent's and the Lenders' respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

        13. Expenses. Upon demand therefor, the Borrower shall pay all out-of-pocket expenses incurred by the Agent in connection with the negotiation, drafting and execution of this Fifth Forbearance Agreement Amendment and the exhibits hereto, including without limitation reasonable fees and expenses of the Agent's counsel.

        14. Borrower's Representations. The Borrower hereby represents and warrants as follows:

               (a) The Borrower has taken all necessary action to authorize the execution, delivery and performance of this Fifth Forbearance Agreement Amendment;

               (b) This Fifth Forbearance Agreement Amendment has been duly executed and delivered by the Borrower and constitutes the Borrower's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and
        (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and

               (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in

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

        connection with the execution, delivery or performance by the Borrower of this Fifth Forbearance Agreement Amendment.

        15. Counterparts. This Fifth Forbearance Agreement Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Fifth Forbearance Agreement Amendment by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

        16. Credit Document. The Forbearance Agreement and each Amendment thereof (including but not limited to this Fifth Forbearance Agreement Amendment) is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

        17. GOVERNING LAW. THIS FIFTH FORBEARANCE AGREEMENT AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

        Each of the parties hereto has caused a counterpart of this Fifth Forbearance Agreement Amendment to be duly executed and delivered as of the date first above written.

                                    PLUMA, INC.,
                                    a North Carolina corporation

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                    NATIONSBANK, N.A.,
                                    as Agent for and on behalf of
                                    the Lenders

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________



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